EXHIBIT B-1



                              SIGNATURE PAGE

                  OF AGREEMENT AND PLAN OF REORGANIZATION


                       (TO BE SIGNED AND RETURNED TO
                         THE BOARD OF DIRECTORS OF
                   SPEED OF THOUGHT TRADING CORPORATION.)


Executed as of the date first written above.

  "Speed"                                 "Rescon"

  Speed of Thought Trading Corporation    ResCon Technology Corporation
By: ___________________________________   By:________________________________
  Christian Nigohossian, President        Christian Nigohossian, President

                              "Speed Shareholders"

______________________   ______________________   ______________________
Abe Silverman            Helen Silverman          Alex Sacchetti

______________________   ______________________   ______________________
Ann Marie Fandetta       Anthony Kanjer           Anthony Tarzia

______________________   ______________________   ______________________
Bernice Cole             Brian Gamble             Brian Levenstein

______________________   ______________________   ______________________
Bruce MacDonald          Charles Lazio            Charles S. Jenkins

______________________   ______________________   ______________________
Barbara G. Jenkins       Curtis Cryer             Christopher W. Record

______________________   ______________________   ______________________
Darrell Brubaker         David Buttigieg          David G. Courington

______________________   ______________________   ______________________
David Kring              Demetrios Capiris        Cynthia Capiris

______________________   ______________________   ______________________
Donald A. Baker          Donald L Leahart         Donnie Hoffard

______________________   ______________________   ______________________
Douglas E. Springer      Douglas H. Juntunen      Dr. Gyan

______________________   ______________________   ______________________
Ed Thornton              Eddie Morgan             Marlas Morgan

______________________   ______________________   ______________________
Edwin Vickerman          Ernest H. Gosselin       Erwin Herlinger

______________________   ______________________   ______________________
Eugene Pankey            Frank R. Haberstroh      Fred Thorp

______________________   ______________________   ______________________
Gary Wilson              Gary Wollan              George F. Bingham

______________________   ______________________   ______________________
George W. Bierman        German Valbuena          Gordon D. Johnson

______________________   ______________________   ______________________
Colleen T. Johnson       Gunther Schmid           Heigel Farrell

______________________   ______________________   ______________________
Herman J Zwald           Howard Kogen             Isabel Kogen

______________________   ______________________   ______________________
Jack Clemens             James A Borland          James Carnavalla



______________________   ______________________   ______________________
James Emore              James L. Milligan        James Mackey

______________________   ______________________   ______________________
James McIlrath           James McKay              James Ranieri

______________________   ______________________   ______________________
James Shaap              James Y. Tsai            James Tucker

______________________   ______________________   ______________________
Jameson Ford             Jeffrey Meyer            Jennifer E. Chambers

______________________   ______________________   ______________________
Jerry A. Benson          Jerry Stevenson          John Badurek

______________________   ______________________   ______________________
John K. Fitch III        John S. Gibbons          John A. Lombardo

______________________   ______________________   ______________________
John Joseph Macklin      John R. McClenon         John N. Meeks

______________________   ______________________   ______________________
John E. Oliver           John Reynolds            John Swartz

______________________   ______________________   ______________________
John Wihey               Joseph Baker             Joseph Goins

______________________   ______________________   ______________________
Joseph Kelly             Joseph Musso             Joseph Pacell

______________________   ______________________   ______________________
Kieran O'Niell           Kurt Kubie               L. Michael Lipnick

______________________   ______________________   ______________________
Lanny D. Baker           Laurence Urgelles        Lawrence Kaplan

______________________   ______________________   ______________________
Lee Weldon               Les Buntin               Liliana M. Castro

______________________   ______________________   ______________________
Lonsdale Painting &      Mark Aranson             Mark Summers
Decorating, Inc.

______________________   ______________________   ______________________
Matthew Y. Mo            Vera Mo                  Melvin C. Lewin

______________________   ______________________   ______________________
Michael Hearn            Michael Holness          Michael Janickey

______________________   ______________________   ______________________
Michael King             Nels J. Anderson, Jr.    Patrick Blees

______________________   ______________________   ______________________
Paul Ferandell           Paul Pantina             Paul Sarno

______________________   ______________________   ______________________
Annemarie Sarno          Philip J. Klezek         Ray Haase

______________________   ______________________   ______________________
Raymond V. Caccavalle    Richard Cutler           Richard E. Dwelle

______________________   ______________________   ______________________
Robert Callighan         Robert Chatigian         Robert M. Goodfriend



______________________   ______________________   ______________________
Robert McCalla           Robert Quinn             Joanne Quinn

______________________   ______________________   ______________________
Dr. Robert Rosenthal     Robert W. Smith          Robert Taylor

______________________   ______________________   ______________________
Robert D. Toomey         Roger A. Psota           Ronald Sattler


______________________   ______________________   ______________________
Ronald A. Ulven          Rory Jackson             Sandy Sanduval

______________________   ______________________   ______________________
Stanley E. Fry           Stella Louros            Constantine Louros

______________________   ______________________   ______________________
Stephen A. Quinn         Steven Koopman           Thomas Gleasure

______________________   ______________________   ______________________
Timothy J. Baierwick     Timothy A. Cornell       Tom Flack

______________________   ______________________   ______________________
Tony Pitko               Vincent Valente          W. Tyler Logan

______________________   ______________________   ______________________
W.M. Neighbors, Jr.      Warren Diehl             Wesley G. Crawford

______________________   ______________________   ______________________
William Blythe III       William S. Medinger      William K. Wang

______________________   ______________________
William Warmuth          Christian Nigohossian

